UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2008

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(858) 597-6006

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2008, Inovio Biomedical Corporation (the “registrant” or “Inovio”) promoted Punit Dhillon from Executive Director, Finance and Operations to Vice President, Finance and Operations. Mr. Dhillon, 27, joined Inovio in 2003 and has played a vital role in various corporate finance projects, including management of financing transactions, as well as day-to-day management of operational functions.  Mr. Dhillon was most recently Executive Director of Finance and Operations.  Prior to joining Inovio, Mr. Dhillon worked for a corporate finance law firm as a law clerk. He previously worked with MDS Capital Corp. (now Lumira) and was a consultant to several early stage health and life-science companies. Mr. Dhillon has a Bachelor of Arts, Honors, in Political Science and a minor in Business Administration from Simon Fraser University.

Inovio plans to enter into an employment agreement with Mr. Dhillon for his service as Vice President of Finance and Operations.

Mr. Dhillon is the nephew of the registrant’s Chief Executive Officer and director, Dr. Avtar Dhillon.  Mr. Dhillon has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

On January 28, 2008, the registrant’s Compensation Committee approved the following cash bonuses for performance in the 2007 fiscal year and increased salary levels for the 2008 fiscal year for certain of the registrant’s executive officers, including Mr. Dhillon:

Named Executive Officer	2007 Cash Bonus		2008 Salary
Avtar Dhillon, M.D., Chief Executive Officer	$116,375		$378,000
Peter Kies, Chief Financial Officer	$26,600		$222,600
Michael Fons, Vice President, Corporate Development	$16,625		$200,000
Punit Dhillon, Vice President, Finance & Operations	$13,300	*	$176,000
Dietmar Rabussay, Ph.D., Vice President, Research & Development	—		$179,644

* For performance as Executive Director, Finance & Operations

The 2008 salaries shall become effective February 1, 2008.

In addition, on January 28, 2008, the Compensation Committee authorized the grant of the following equity securities pursuant to the Company’s 2007 Equity Incentive Plan effective February 1, 2008, in recognition of the performance of certain executive officers during the 2007 fiscal year and, with respect to Punit Dhillon, to recognize his appointment as Vice President, Finance and Operations:

Named Executive Officer	Restricted Stock Bonus	Options Bonus
Avtar Dhillon, M.D., Chief Executive Officer	75,000	75,000
Peter Kies, Chief Financial Officer	—	30,000
Michael Fons, Vice President, Corporate Development	—	20,000
Punit Dhillon, Vice President, Finance & Operations	—	50,000

The options granted February 1, 2008 are exercisable at the closing price of the registrant’s common stock as listed on the American Stock Exchange as of such grant date.

Item 8.01.  Other Events.

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed on November 8, 2007, Inovio received an original comment letter from the staff of the Securities and Exchange Commission (“SEC”) on September 17, 2007 regarding Inovio’s Form 10-K for the fiscal year ending

December 31, 2006, and a subsequent comment letter on October 10, 2007 seeking further information from the registrant and providing comments on the Inovio’s Form 10-Q for the quarter ending September 30, 2007.  Inovio received a third comment letter on November 29, 2007.  Inovio has responded to each of the comment letters received, most recently on January 14, 2008.  Some of the comments received remain unresolved as of the date hereof, including comments related to the method of calculation and presentation of certain dividend information, the classification of registered warrants issued by the registrant, and the determination of the measurement period for valuation of a prior business acquisition.  Inovio has provided information to the SEC staff in response to the questions raised in each comment letter, and is in the process of preparing and submitting supplemental information requested by the SEC staff via telephone on January 25, 2008.  Should Inovio be unsuccessful in resolving these comments with the SEC staff, Inovio may be required to amend its Form 10-K for the fiscal year ending December 31, 2006, and its 2007 interim reports on Form 10-Q, including the consolidated financial statements filed therewith. If such amendments become required, Inovio will file a subsequent Current Report on Form 8-K under Item 4.02 within four business days of the date such requirement is determined by its management, Board of Directors or independent accountant.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

99.1	Press release dated January 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2008

INOVIO BIOMEDICAL CORPORATION

	By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer